Exhibit 1.3
NOTICE OF GUARANTEED DELIVERY
for Deposit of Common Shares of
CANADA SOUTHERN PETROLEUM LTD.
Pursuant to the Offer dated June 16, 2006
by
CANADIAN SUPERIOR ENERGY ACQUISITIONS INC.
a wholly-owned subsidiary of
CANADIAN SUPERIOR ENERGY INC.
The terms and conditions of the offer (the “Offer”) set forth in the offer and circular (the “Circular”) of Canadian Superior Energy Acquisitions Inc. (the “Offeror”) dated June 16, 2006 are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer have the respective meanings set out in the Offer.
This Notice of Guaranteed Delivery, or a manually signed facsimile hereof, must be used to accept the Offer made by the Offeror for the common shares (“Common Shares”) of Canada Southern Petroleum Ltd. if (i) certificates representing the Common Shares to be deposited are not immediately available, or (ii) the procedures for book-entry transfer of Common Shares cannot be completed prior to the Expiry Time, or (iii) the certificates and all other required documents cannot be delivered to the Depositary or the U.S. Forwarding Agent prior to the Expiry Time. Such Common Shares may be deposited pursuant to the Offer by utilizing the procedures contemplated by this Notice of Guaranteed Delivery, provided that all of the following conditions are met:
(a)	such deposit is made by or through an Eligible Institution;

(b)	a properly completed and duly executed Notice of Guaranteed Delivery, or a manually signed facsimile thereof (including a guarantee by an Eligible Institution), is received by the Depositary at its Calgary office set forth in the Notice of Guaranteed Delivery at or prior to the Expiry Time; and

(c)	the certificate(s) (or a Book-Entry Confirmation) representing deposited Common Shares, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal relating to the Common Shares, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message) and all other documents required by the Letter of Transmittal are received by the Depositary at its Calgary office set forth in the Notice of Guaranteed Delivery on or before 3:00 p.m. (Mountain Daylight Time) on the third trading day on the Toronto Stock Exchange after the Expiry Time.
This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed so as to be received by the Depositary at its office in Calgary, Alberta not later than the Expiry Time and must include a guarantee by an Eligible Institution in the form set forth below.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear in the applicable space in the Letter of Transmittal.
This Notice of Guaranteed Delivery should NOT be sent to the U.S. Forwarding Agent for the Offer.

TO:	CANADIAN SUPERIOR ENERGY ACQUISITIONS INC.

AND TO:	Valiant Trust Company, as Depositary

By Mail, Registered Mail, Hand or Courier:		By Facsimile Transmission:

Calgary	Toronto	1-403-233-2857
310, 606 4th Street SW	c/o BNY Trust Company of Canada
Calgary, Alberta T2P 1T1	Suite 1101, 4 King Street West
Attention: Reorganization Department	Toronto, Ontario M5H 1B6
Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via a facsimile number other than set forth above does not constitute a valid delivery.
The undersigned Shareholder hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer, the Circular and the related Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares described below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance”.

DESCRIPTION OF COMMON SHARES DEPOSITED
Name and Address of Registered Owner(s)
(Please fill in, if blank, exactly as name(s)	Share Certificate(s) and Share(s) Deposited
appear(s) on certificate(s))	(Attach additional signed list, if any)
Number of Shares Represented by
	Share Certificate Number(s)*	Certificate(s)*	Number of Shares Deposited**

Total Shares

*	Need not be completed by Shareholders depositing Common Shares by book-entry.

**	Unless otherwise indicated, it will be assumed that all Common Shares described above are being deposited.
☐	Check if Common Shares will be deposited by book-entry transfer

Name of Depositing Institution:

Account Number:

Transaction Code Number:

CURRENCY OF PAYMENT
☐	Check here if you wish to receive payment under the Offer in United States dollars based upon the Bank of Canada noon spot exchange rate for United States dollars on the date following the expiry of the Offer on which funds are provided to the Depositary to pay for Common Shares purchased pursuant to the Offer.

A Shareholder who does not check the box above will receive payment under the Offer in Canadian dollars.

PLEASE SIGN AND COMPLETE

Signature(s):

Address:

(Postal/Zip Code)

Name(s):

Capacity (full title), if in a representative capacity:

Area Code and	Taxpayer Identification, Social Insurance
Telephone Number:	or Social Security Number:

Dated:

GUARANTEE
(Not to be used for signature guarantees)
The undersigned, an Eligible Institution (as defined in the Offer), hereby guarantees delivery to the office of the Depositary in Calgary specified on page 1 hereof of the certificates representing Common Shares deposited hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to the Common Shares deposited hereby, together with delivery of a properly completed and duly executed Letter of Transmittal (or an Agent’s Message, in the case of delivery of the Common Shares by book-entry transfer), and all other documents required by the Letter of Transmittal, all on or before 3:00 p.m. (Mountain Daylight Time) on the third trading day on the Toronto Stock Exchange after the Expiry Time.

Date:

Firm

(Address)	(Authorized Signature)

(Please print name)

Date:

(Area Code and Telephone Number)